UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2020

ASTEC INDUSTRIES INC
 (Exact Name of Registrant as Specified in Charter)

Tennessee	001-11595	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 SHEPHERD ROAD
CHATTANOOGA, Tennessee 37421
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	ASTE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

Astec Industries, Inc. (the Company) held its Annual Meeting of Shareholders on April 30, 2020.  The following is a summary of the matters voted on at the meeting:

(a)  The results of the voting for the election of four directors in Class I to each serve a three-year term were as follows:

	For	Withheld	Broker Non-Votes
William D. Gehl	19,607,482	674,141	1,568,752
William G. Dorey	19,951,974	329,649	1,568,752
Charles F. Potts	19,662,703	618,920	1,568,752
Barry A. Ruffalo	19,930,813	350,810	1,568,752

(b)  The results of the voting on a non-binding resolution to approve the compensation of the Company’s executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,754,145	487,445	40,033	1,568,752

 (c)  The results of the voting for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2020 were as follows:

Votes For	Votes Against	Abstain
21,753,736	85,514	11,125

Item 8.01.  Other Events
On April 30, 2020, the Board of Directors of Astec Industries, Inc. (the “Company”) declared a quarterly cash dividend of eleven cents ($0.11) per share of Company common stock to be paid on or after May 28, 2020 to the Company’s common shareholders of record as of May 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2020	ASTEC INDUSTRIES, INC.
By:/s/ Stephen C Anderson Stephen C. Anderson Secretary and Sr. Vice President Administration